Exhibit 17

FORM OF PROXY CARD

[SHIP LOGO VANGUARD (R)]

PROXY

VANGUARD FLORIDA FOCUSED LONG-TERM TAX-EXEMPT FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 22, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND

The undersigned hereby appoint(s) F. William McNabb III, Heidi Stam, Natalie Bej, or any of them, as Proxies of the undersigned with full power of substitution, to vote and act with respect to all interests in the Fund with respect to which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at Vanguard’s offices at 100 Vanguard Boulevard, Malvern, PA 19355, on July 22, 2013, at 4:00 PM, and at any adjournments or postponements thereof.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompanying Proxy Statement, and revokes any proxy previously given with respect to such meeting.

This proxy will be voted as instructed. If this proxy is signed, dated and returned with no choice indicated, the proxy will be voted “FOR” the proposal. The Proxies are authorized in their discretion to vote upon such other matters as may come before the Meeting or any adjournments or postponements thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com/vanguard VOTE VIA THE TELEPHONE: 1-800-337-3503

NOTE: Signature(s) should be exactly as name or names appear on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, or guardian, please give full title.

Signature(s)
Signature(s)
Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

Please detach the perforation before mailing.

---------------------------------------------------------------------------------------------------------------------------------

VOTING OPTIONS

Read your proxy statement and have it at hand when voting.

VOTE BY THE INTERNET	VOTE BY PHONE	VOTE BY MAIL

Log on to:	Call 1-800-337-3503	Vote, sign and date
WWW.PROXY-
DIRECT.COM/VANGUARD	Follow the recorded	this Proxy card and
Follow the on-screen	instructions available	return in the postage-
instructions	24 hours	paid envelope.
Available 24 hours

[COMPUTER LOGO]	[PHONE LOGO]	[MAIL-BOX LOGO]

THE BOARD RECOMMENDS YOU VOTE FOR THE PROPOSAL.
TO VOTE, MARK THE BLOCK BELOW IN BLUE OR BLACK INK.
Example [X]

1. The proposal to reorganize Vanguard Florida Focused Long-Term Tax-Exempt Fund with and into
Vanguard Long-Term Tax-Exempt Fund.
FOR[ ]	AGAINST[ ]	ABSTAIN [ ]
PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT
PROMPTLY IN THE ENCLOSED ENVELOPE
Please detach the perforation before mailing.